                                                                   Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (1) Form S-8 (No. 333-124151) pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, LifePoint Hospitals, Inc. Employee Stock Purchase Plan, LifePoint Hospitals, Inc. Management Stock Purchase Plan, LifePoint Hospitals, Inc. Retirement Plan, LifePoint Hospitals, Inc. Outside Director's Stock and Incentive Compensation Plan and (2) Form S-4 (No. 333-119929), as amended, pertaining to the joint proxy statement/prospectus of Lakers Holding Corp. related to LifePoint Hospitals, Inc.'s merger with Province Healthcare Company of our report dated March 22, 2005, with respect to the consolidated financial statements of Province Healthcare Company included in Province Healthcare Company's Annual Report (Form 10-K) for the year ended December 31, 2004, and incorporated by reference in this Current Report on Form 8-K.


                                                          /s/ Ernst & Young LLP

Nashville, Tennessee
April 14, 2005